Exhibit 99.1
Conn’s, Inc. Reports Fourth Quarter and Full Year Fiscal Year 2023 Financial Results

THE WOODLANDS, Texas, March 29, 2023 - Conn’s, Inc. (NASDAQ: CONN) (“Conn’s” or the “Company”), a specialty retailer of home goods, including furniture, appliances and consumer electronics, with a mission to elevate home life to home love, today announced its financial results for the quarter and year ended January 31, 2023.
“Our fourth quarter performance reflects the actions underway to refocus our efforts on serving our core credit constrained customers as we continue to face the impacts of macroeconomic headwinds and changes in consumer behavior. Providing multiple financing options is our key differentiator and we are pursuing profitable growth strategies aimed at enhancing the payment options we provide the tens of millions of consumers who visit our stores and website each year,” stated Norm Miller Interim President and Chief Executive Officer.
“During the fourth quarter, we completed the final phase of our eCommerce platform conversion, which further enhances our digital capabilities and produced record fourth-quarter and full-year eCommerce sales. In addition, we recently began originating our first in-house lease-to-own transactions and we expect to expand this program throughout fiscal year 2024. We believe our in-house lease-to-own program will be a transformative opportunity for the Company that has the potential to significantly benefit revenue and earnings in the coming years,” continued Mr. Miller.
“While we believe the economic landscape will remain challenging throughout the coming fiscal year, we are confident that the strategies we are pursuing will enable us to emerge from this period stronger, more focused and better positioned to create lasting value for our customers, employees, and shareholders,” concluded Mr. Miller.
Fiscal Year 2023 Financial Highlights as Compared to the Prior Fiscal Year (Unless Otherwise Noted):
•Total consolidated revenue declined 15.6% to $1.3 billion, due to a 17.5% decline in total net sales, and a 6.6% reduction in finance charges and other revenues;
•Same store sales decreased 20.5%;
•eCommerce sales increased 10.8% to an annual record of $79.0 million;
•Carrying value of re-aged accounts declined to $160.9 million from $182.0 million;
•Credit spread was 910 basis points;
•Reported a net loss of $2.46 per diluted share, compared to net income of $3.61 per diluted share for the same period last fiscal year; and
•Reported an adjusted net loss of $2.00 per diluted share, compared to an adjusted net income of $3.71 per diluted share last fiscal year.
Fourth Quarter Financial Highlights as Compared to the Prior Fiscal Year Period (Unless Otherwise Noted):
•Total consolidated revenue declined 16.8% to $334.9 million, due to an 18.7% decline in total net sales, and a 7.7% reduction in finance charges and other revenues;
•Same store sales decreased 21.8%;
•eCommerce sales increased to a quarterly record of $24.2 million;
•Reported a net loss of $1.79 per diluted share, compared to net income of $0.26 per diluted share for the same period last fiscal year; and
•Reported an adjusted net loss of $1.53 per diluted share, compared to an adjusted net income of $0.33 per diluted share for the same period last fiscal year.

Fourth Quarter Results
Net loss for the fourth quarter of fiscal year 2023 was $42.8 million, or $1.79 per diluted share, compared to net income for the fourth quarter of fiscal year 2022 of $7.6 million, or $0.26 per diluted share. On a non-GAAP basis, adjusted net loss for the fourth quarter of fiscal year 2023 was $36.7 million, or $1.53 per diluted share, which excludes charges and credits for asset disposal and store closure costs. This compares to adjusted net income for the fourth quarter of fiscal year 2022 of $9.6 million, or $0.33 per diluted share, which excludes charges and credits for excess import freight costs related to unprecedented congestion in U.S. ports.
Retail Segment Fourth Quarter Results
Retail revenues were $270.8 million for the three months ended January 31, 2023 compared to $333.0 million for the three months ended January 31, 2022, a decrease of $62.2 million, or 18.7%. The decrease in retail revenue was primarily driven by a decrease in same store sales of 21.8%. The decrease in same store sales was primarily driven by lower discretionary spending for home-related products and lower lease-to-own sales. These decreases were partially offset by new store growth.
For the three months ended January 31, 2023, retail segment operating loss was $19.5 million compared to retail segment operating income of $10.9 million for the three months ended January 31, 2022. On a non-GAAP basis, adjusted retail segment operating loss for the three months ended January 31, 2023 was $11.7 million, which excludes charges and credits for asset disposal and store closure costs. On a non-GAAP basis, adjusted retail segment operating income for the three months ended January 31, 2022 was $13.6 million, which excludes charges and credits for excess import freight costs related to unprecedented congestion in U.S. ports.
The following table presents net sales and changes in net sales by category:

	Three Months Ended January 31,						Same Store
(dollars in thousands)	2023	% of Total	2022	% of Total	Change	% Change	% Change
Furniture and mattress	$85,984	31.8%	$100,662	30.3%	$(14,678)	(14.6)%	(18.3)%
Home appliance	96,891	35.8	122,961	37.0	(26,070)	(21.2)	(23.3)
Consumer electronics	42,493	15.7	58,032	17.4	(15,539)	(26.8)	(28.7)
Home office	9,871	3.6	16,826	5.1	(6,955)	(41.3)	(42.0)
Other	12,763	4.8	9,307	2.8	3,456	37.1	10.5
Product sales	248,002	91.7	307,788	92.6	(59,786)	(19.4)	(22.7)
Repair service agreement commissions (1)	20,190	7.5	22,501	6.8	(2,311)	(10.3)	(12.4)
Service revenues	2,265	0.8	2,436	0.6	(171)	(7.0)
Total net sales	$270,457	100.0%	$332,725	100.0%	$(62,268)	(18.7)%	(21.8)%
(1) The total change in sales of repair service agreement commissions includes retrospective commissions, which are not reflected in the change in same store sales.
Credit Segment Fourth Quarter Results
Credit revenues were $64.1 million for the three months ended January 31, 2023 compared to $69.5 million for the three months ended January 31, 2022, a decrease of $5.4 million or 7.8%. The decrease in credit revenue was primarily due to a decrease of 8.9% in the average balance of the customer receivable portfolio as well as a decrease in insurance commissions.
Provision for bad debts increased to $44.1 million for the three months ended January 31, 2023 compared to $28.2 million for the three months ended January 31, 2022, an increase of $15.9 million. The change was driven by an increase in net charge-offs of $16.3 million in the three months ended January 31, 2023.

Credit segment operating loss was $13.9 million for the three months ended January 31, 2023, compared to operating income of $4.2 million for the three months ended January 31, 2022. The decrease in credit segment operating income for the three months ended January 31, 2023 as compared to the three months ended January 31, 2022 was primarily driven by an increase in provision for bad debts as well as by a decline in credit revenue, as described above.
Additional information on the credit portfolio and its performance may be found in the Customer Accounts Receivable Portfolio Statistics table included within this press release and in the Company’s Form 10-K for the fiscal year ended January 31, 2023, to be filed with the Securities and Exchange Commission on March 29, 2023.
Store and Facilities Update
The Company opened four new standalone stores and closed one standalone store during the fourth quarter of fiscal year 2023 bringing the total store count to 168 in 15 states. During fiscal year 2024, the Company plans to open 11 new standalone locations.

Liquidity and Capital Resources
As of January 31, 2023, the Company had $143.8 million of immediately available borrowing capacity under its $650.0 million revolving credit facility. The Company also had $19.5 million of unrestricted cash available for use.
On November 21, 2022, the Company entered into an Amendment No.1 (the "Amendment") to the Fifth Amended and Restated Loan and Security Agreement. The Amendment, among other things, replaces the interest rate benchmark and provides for a covenant relief period beginning with the third quarter of fiscal year 2023 and continuing until the Company delivers financial statements and compliance certificate for the fiscal quarter ending April 30, 2024, unless earlier terminated pursuant to the terms of the Amendment. Additional detail with respect to the Amendment No.1 to the Fifth Amended and Restated Loan Agreement may be found in the Third Quarter Form 10-Q.
On November 30, 2022, the Company completed the sale of $63.1 million in aggregate principal amount of zero coupon Asset Backed Fixed Rate Notes, Class C, Series 2022-A (the "Class C Notes") which were previously issued and held by the Company. The asset backed notes are secured by the transferred customer accounts receivables and restricted cash held by a consolidated VIE. Net proceeds from the sale were used for general corporate purposes.
On February 21, 2023, the Company entered into a $100.0 million three-year Term Loan that was used to pay down the balance of our ABL facility. The Term Loan is secured by liens on substantially all of the assets of the Company and their subsidiaries. As of March 24, 2023, the Company had $209.2 million of cash plus availability under our $650.0 million revolving credit facility.

Conference Call Information
The Company will host a conference call on March 29, 2023, at 10 a.m. CT / 11 a.m. ET, to discuss its financial results for the three months and full year ended January 31, 2023. Participants can join the call by dialing 877-451-6152 or 201-389-0879. The conference call will also be broadcast simultaneously via webcast on a listen-only basis. A link to the earnings release, webcast and fourth quarter and full year fiscal year 2023 conference call presentation will be available at ir.conns.com.
Replay of the telephonic call can be accessed through April 5, 2023 by dialing 844-512-2921 or 412-317-6671 and using Conference ID: 13734642.
About Conn’s, Inc.
Conn's HomePlus (NASDAQ: CONN) is a specialty retailer of home goods, including furniture, appliances and consumer electronics, with a mission to elevate home life to home love. With 168 standalone stores across 15 states and online at Conns.com, our over 3,800 employees strive to help all customers create a home they love through access to high-quality products, next-day delivery and personalized payment options, including our flexible, in-house credit program. Additional information can be found by visiting our investor relations website at https://ir.conns.com and social channels (@connshomeplus on Twitter, Instagram, Facebook and LinkedIn).
This press release contains forward-looking statements within the meaning of the federal securities laws, including but not limited to, the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “predict,” “will,” “potential,” or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Such forward-looking statements are based on our current expectations. We can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements, including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to execute periodic securitizations of future originated customer loans on favorable terms; our ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of our credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores; expansion of our e-commerce business; technological and market developments and sales trends for our major product offerings; our ability to manage effectively the selection of our major product offerings; our ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of our customers and employees; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our Revolving Credit Facility and Term Loan; and proceeds from accessing debt or equity markets; the effects of epidemics or pandemics, including the COVID-19 pandemic; and other risks detailed in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 and other reports filed with the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise, or to provide periodic updates or guidance. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.
CONN-G
S.M. Berger & Company
Andrew Berger (216) 464-6400

CONN’S, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Revenues:
Total net sales	$270,457	$332,725	$1,076,590	$1,305,389
Finance charges and other revenues	64,418	69,763	265,937	284,642
Total revenues	334,875	402,488	1,342,527	1,590,031
Costs and expenses:
Cost of goods sold	179,292	213,768	710,234	825,987
Selling, general and administrative expense	137,043	142,490	526,212	544,490
Provision for bad debts	44,134	28,526	121,193	48,184
Charges and credits	7,838	2,677	14,360	2,677
Total costs and expenses	368,307	387,461	1,371,999	1,421,338
Operating (loss) income	(33,432)	15,027	(29,472)	168,693
Interest expense	13,084	5,260	36,891	25,758
Loss (gain) on extinguishment of debt	—	—	—	1,218
Income (loss) before income taxes	(46,516)	9,767	(66,363)	141,717
Provision (benefit) for income taxes	(3,713)	2,203	(7,071)	33,512
Net (loss) income	$(42,803)	$7,564	$(59,292)	$108,205
Income (loss) per share:
Basic	$(1.79)	$0.26	$(2.46)	$3.70
Diluted	$(1.79)	$0.26	$(2.46)	$3.61
Weighted average common shares outstanding:
Basic	23,953,620	28,815,757	24,117,265	29,267,691
Diluted	23,953,620	29,638,572	24,117,265	30,001,490

CONN’S, INC. AND SUBSIDIARIES
RETAIL SEGMENT FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Revenues:
Product sales	$248,002	$307,788	$986,600	$1,205,545
Repair service agreement commissions	20,190	22,501	80,446	89,101
Service revenues	2,265	2,436	9,544	10,743
Total net sales	270,457	332,725	1,076,590	1,305,389
Other revenues	304	254	1,119	949
Total revenues	270,761	332,979	1,077,709	1,306,338
Costs and expenses:
Cost of goods sold	179,292	213,768	710,234	825,987
Selling, general and administrative expense	103,087	105,374	391,393	399,393
Provision for bad debts	48	283	896	479
Charges and credits	7,838	2,677	14,360	2,677
Total costs and expenses	290,265	322,102	1,116,883	1,228,536
Operating (loss) income	$(19,504)	$10,877	$(39,174)	$77,802
Retail gross margin	33.7%	35.8%	34.0%	36.7%
Selling, general and administrative expense as percent of revenues	38.1%	31.6%	36.3%	30.6%
Operating margin	(7.2)%	3.3%	(3.6)%	6.0%
Store count:
Beginning of period	165	157	158	146
Opened	4	1	11	12
Closed	(1)	—	(1)	—
End of period	168	158	168	158

CONN’S, INC. AND SUBSIDIARIES
CREDIT SEGMENT FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Revenues:
Finance charges and other revenues	$64,114	$69,509	$264,818	$283,693
Costs and expenses:
Selling, general and administrative expense	33,956	37,116	134,819	145,097
Provision for bad debts	44,086	28,243	120,297	47,705
Charges and credits	—	—	—	—
Total costs and expenses	78,042	65,359	255,116	192,802
Operating (loss) income	(13,928)	4,150	9,702	90,891
Interest expense	13,084	5,260	36,891	25,758
Loss (gain) on extinguishment of debt	—	—	—	1,218
Income (loss) before income taxes	$(27,012)	$(1,110)	$(27,189)	$63,915
Selling, general and administrative expense as percent of revenues	53.0%	53.4%	50.9%	51.1%
Selling, general and administrative expense as percent of average outstanding customer accounts receivable balance (annualized)	13.1%	13.1%	12.8%	12.8%
Operating margin	(21.7)%	6.0%	3.7%	32.0%

CONN’S, INC. AND SUBSIDIARIES
CUSTOMER ACCOUNTS RECEIVABLE PORTFOLIO STATISTICS
(unaudited)

	January 31,
	2023	2022
Weighted average credit score of outstanding balances (1)	613	606
Average outstanding customer balance	$2,597	$2,498
Balances 60+ days past due as a percentage of total customer portfolio carrying value (2)(3)	12.7%	10.4%
Re-aged balance as a percentage of total customer portfolio carrying value (2)(3)	16.5%	16.8%
Carrying value of account balances re-aged more than six months (in thousands) (3)	$29,511	$50,282
Allowance for bad debts and uncollectible interest as a percentage of total customer accounts receivable portfolio balance	18.0%	18.5%
Percent of total customer accounts receivable portfolio balance represented by no-interest option receivables	34.1%	33.7%

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Total applications processed	278,249	325,569	1,034,860	1,297,025
Weighted average origination credit score of sales financed (1)	620	619	620	616
Percent of total applications approved and utilized	22.9%	21.3%	22.5%	21.8%
Average income of credit customer at origination	$53,800	$51,100	$51,500	$49,100
Percent of retail sales paid for by:
In-house financing, including down payments received	56.8%	51.2%	53.2%	51.0%
Third-party financing	16.4%	18.3%	17.7%	17.7%
Third-party lease-to-own option	7.8%	8.9%	7.3%	10.4%
	81.0%	78.4%	78.2%	79.1%
(1)Credit scores exclude non-scored accounts.
(2)Accounts that become delinquent after being re-aged are included in both the delinquency and re-aged amounts.
(3)Carrying value reflects the total customer accounts receivable portfolio balance, net of deferred fees and origination costs, the allowance for no-interest option credit programs and the allowance for uncollectible interest.

CONN’S, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	January 31,
	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$19,534	$7,707
Restricted cash	40,837	31,930
Customer accounts receivable, net of allowances	421,683	455,787
Other accounts receivable	56,887	63,055
Inventories	240,783	246,826
Income taxes receivable	38,436	6,745
Prepaid expenses and other current assets	12,937	8,756
Total current assets	831,097	820,806
Long-term portion of customer accounts receivable, net of allowances	389,054	432,431
Operating lease right-of-use assets	262,104	256,267
Property and equipment, net	218,956	192,763
Other assets	15,004	52,199
Total assets	$1,716,215	$1,754,466
Liabilities and Stockholders’ Equity
Current liabilities:
Current finance lease obligations	$937	$889
Accounts payable	71,685	74,705
Accrued expenses	82,619	109,712
Operating lease liability - current	53,208	54,534
Other current liabilities	13,912	18,576
Total current liabilities	222,361	258,416
Operating lease liability - non current	331,109	330,439
Long-term debt and finance lease obligations	636,079	522,149
Deferred tax liability	2,041	7,351
Other long-term liabilities	22,215	21,292
Total liabilities	1,213,805	1,139,647
Stockholders’ equity	502,410	614,819
Total liabilities and stockholders’ equity	$1,716,215	$1,754,466

CONN’S, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(unaudited)
(dollars in thousands, except per share amounts)

Basis for presentation of non-GAAP disclosures:
To supplement the Condensed Consolidated Financial Statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company also provides the following non-GAAP financial measures: adjusted retail segment operating income (loss), adjusted net income (loss) and adjusted net income (loss) per diluted share. These non-GAAP financial measures are not meant to be considered as a substitute for, or superior to, comparable GAAP measures and should be considered in addition to results presented in accordance with GAAP. They are intended to provide additional insight into our operations and the factors and trends affecting the business. Management believes these non-GAAP financial measures are useful to financial statement readers because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision making and (2) they are used by some of our institutional investors and the analyst community to help them analyze our operating results.

RETAIL SEGMENT ADJUSTED OPERATING (LOSS) INCOME

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Retail segment operating (loss) income, as reported	$(19,504)	$10,877	$(39,174)	$77,802
Adjustments:
Asset disposal (1)	7,250	—	7,250	—
Employee severance (2)	—	—	8,006	—
Store lease termination and closure costs(3)	588	—	(896)	—
Excess import freight costs (4)	—	2,677	—	2,677
Retail segment operating (loss) income, as adjusted	$(11,666)	$13,554	$(24,814)	$80,479
(1)Represents asset disposal costs related to a change in the eCommerce platform.
(2)Represents severance costs related to a change in the executive management team.
(3)Represents store closure costs for the three months ended January 31, 2023, which is offset by a gain on a lease modification for the same location for the year ended January 31, 2023.
(4)Represents non-recurring domestic transportation costs incurred due to unprecedented congestion in U.S. ports.

ADJUSTED NET INCOME AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Net (loss) income, as reported	$(42,803)	$7,564	$(59,292)	$108,205
Adjustments:
Asset disposal (1)	7,250	—	7,250	—
Employee severance (2)	—	—	8,006	—
Store lease termination and closure costs(3)	588	—	(896)	—
Excess import freight costs(4)	—	2,677	—	2,677
Loss (gain) on extinguishment of debt (5)	—	—	—	1,218
Tax impact of adjustments (6)	(1,771)	(602)	(3,244)	(876)
Net (loss) income, as adjusted	$(36,736)	$9,639	$(48,176)	$111,224
Weighted average common shares outstanding - Diluted	23,953,620	29,638,572	24,117,265	30,001,490
Diluted (loss) income per share:
As reported	$(1.79)	$0.26	$(2.46)	$3.61
As adjusted	$(1.53)	$0.33	$(2.00)	$3.71
(1)Represents asset disposal costs related to a change in the eCommerce platform.
(2)Represents severance costs related to a change in the executive management team.
(3)Represents store closure costs for the three months ended January 31, 2023, which is offset by a gain on a lease modification for the same location for the year ended January 31, 2023.
(4)Represents non-recurring domestic transportation costs due to unprecedented congestion in U.S. ports.
(5)Represents benefits and costs incurred for the early retirement of our debt.
(6)Represents the tax effect of the adjusted items based on the applicable statutory tax rate.